Exhibit 10.14

                     SECOND WAIVER AND AMENDMENT AGREEMENT

      This SECOND WAIVER AND AMENDMENT AGREEMENT (this "Agreement") is entered into this _____ day of March, 1997 ("Effective Date"), by and among MOTOROLA, INC., a Delaware corporation with offices at 1301 East Algonquin Road, Schaumburg, Illinois 60196, by its Paging Division ("Motorola"), and PAGING PARTNERS CORPORATION, a Delaware corporation, with offices at 4245 Route 9, Freehold, New Jersey 07728 ("You" or the "Borrower").

      WHEREAS, the parties hereto entered into a Credit Agreement dated as of June 29, 1995, as amended by a Waiver and Amendment Agreement dated as of February 27, 1996 (as amended, the "Credit Agreement"), pursuant to which Motorola provided financing to You for the purchase of certain equipment and services on the terms and conditions set forth in the Credit Agreement, including, without limitation, the Standard Terms and Conditions attached as Exhibit A thereto (the "Standard Terms and Conditions") and each of the other Exhibits attached thereto; and

      WHEREAS, the parties hereto wish to amend certain provisions of the Credit Agreement;

      NOW, THEREFORE, the parties hereto hereby agree as follows:

      1. Any capitalized terms not defined herein shall have the same meaning as given those terms in the Credit Agreement or the Standard Terms and Conditions.

      2. Pursuant to the Credit Agreement, You agreed to maintain the financial ratios and covenants provided for in Exhibit D attached thereto (the "Agreed Financial Ratios"), including, without limitation, EBITDA of not less than (or in the case of losses, not exceeding) certain specified amounts for certain quarters. You have indicated that your EBITDA for the fiscal quarter ending September 30, 1996 and for the fiscal quarter ending December 31, 1996 (the "Periods") failed to satisfy the Agreed Financial Ratios set forth in Section 3 of Exhibit D to the Credit Agreement for the Period (such failure, the "Existing Default"). You agree that the Existing Default constitutes a breach of the provisions of the Credit Agreement. You further agree that, to the extent any notice of the Existing Default is required by applicable law or the Credit Agreement, You have either received such notice, this Agreement constitutes such notice, or to the extent permitted by applicable law, You hereby waive any and all such notice. You have requested and Motorola hereby agrees to waive the Existing Default. This waiver (the "Waiver") shall not operate as a waiver of any other term or provision of the Credit Agreement or the Standard Terms and Conditions or of the provision with respect to


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which the Waiver is given for any period other than the Periods, nor shall it prohibit Motorola from declaring any future default with respect to the Agreed Financial Ratios or any other breach or default under the Credit Agreement.

      3. The first two sentences of Section 1 of the Credit Agreement, "Amount of Credit; Note", are hereby amended in their entirety and shall read as follows:

            The aggregate principal amount of Credit that may be drawn down under this Credit Agreement shall be $2,270,000.00. You may obtain advances under this Credit Agreement until June 30, 1997 if, at the time of requesting an advance, you have complied with all Requirements for Advances. The last $790,543.00 of funds available for advances under the Credit may only be used by You for the purchase by You of equipment and services identified in Schedule A attached hereto.

      4. Section 4 of the Credit Agreement, "Repayment Terms", is hereby amended in its entirety and shall read as follows:

                  4. Repayment Terms. You shall make monthly interest payments in arrears until July 1, 1997. Subject to Sections 13 and 14 below, on July 15, 1997, all of the outstanding principal of each advance under this Credit Agreement, together with all accrued and unpaid interest and any other amounts due hereunder shall become due and payable, and You shall pay MOTOROLA all of such amounts in full in immediately available funds on such date; provided that such principal amount shall not become due on July 15, 1997 if You shall have delivered the items required by Sections 13(a) and (b) prior to July 8, 1997 or shall have satisfied the conditions set forth in Sections 14(a) and (b). Until July 1, 1997, MOTOROLA will send You, on or before the first day of each month, monthly invoices showing the total accrued and unpaid interest as of the first day of such month (but not including such day). Each such invoice shall be due and payable on the first day of each month. You agree to pay each invoice on or before its due date. Your failure to pay an invoice within fifteen days of its due date constitutes an Event of Default under this Credit Agreement.

      5. Section 1 of Exhibit D of the Credit Agreement, "Financial Restrictions and Covenants", is hereby amended in its entirety and shall read as follows:


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      1)    The Company's Debt Service Ratio, as of the last day of each fiscal quarter set forth below, of not less than the correlative amount specified below. Debt Service Ratio is defined in the Standard Terms and Conditions (Exhibit "A").

                  September 30, 1995                  N/A
                  December 31, 1995                   N/A
                  March 31, 1996                      N/A
                  June 30, 1996                       N/A
                  September 30, 1996                  N/A
                  December 31, 1996                   N/A
                  March 31, 1997                      N/A
                  June 30, 1997                       N/A
                  September 30, 1997                  N/A
                  December 31, 1997                   N/A
                  and thereafter

      6. Section 2 of Exhibit D of the Credit Agreement, "Financial Restrictions and Covenants", is hereby amended in its entirety and shall read as follows:

      2) The Company's Tangible Net Worth position for the term of this Credit Agreement shall never fall below Three Million Dollars ($3,000,000) during 1997, Two Million Five Hundred Thousand Dollars ($2,500,000) during 1998, and Two Million Dollars ($2,000,000)
            during 1999 and thereafter. Tangible Net Worth is defined in the Standard Terms and Conditions (Exhibit "A").

      7. Section 3 of Exhibit D of the Credit Agreement, "Financial Restrictions and Covenants", is hereby amended in its entirety and shall read as follows:

      3) EBITDA, as of the last day of each fiscal quarter set forth below, of not less than (or, in case of a loss, not in excess of) the correlative amount specified below. The amounts specified below are specific for the quarter and do not represent a cumulative total. EBITDA is defined in the Standard Terms and Conditions (Exhibit "A").

                  September 30, 1995                  ($485,000)
                  December 31, 1995                   ($450,000)
                  March 31, 1996                      ($425,000)
                  June 30, 1996                       ($441,000)
                  September 30, 1996                  ($438,000)
                  December 31, 1996                   ($260,000)
                  March 31, 1997                      ($200,000)
                  June 30, 1997                       ($120,000)
                  September 30, 1997                   ($20,000)
                  December 31, 1997                     $80,000


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                  March 31, 1998                      $140,000
                  June 30, 1998                       $200,000
                  September 30, 1998                  $260,000
                  December 31, 1998                   $320,000
                  and thereafter

      8. Section 1 of Exhibit A of the Credit Agreement "Standard Terms and Conditions" is hereby amended as follows:

            (a)   The following definitions are hereby added:

            "Cash Equivalents" means (i) securities with maturities of 3 months or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (ii) certificates of deposit and eurodollar time deposits with maturities of three months or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (iii) repurchase obligations of any commercial bank satisfying the requirements of clause (ii) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government, (iv) securities with maturities of 3 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, or (v) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (i) through (iv) of this definition.

            "Equity Securities" means any equity securities of the Borrower, any securities convertible into or evidencing the right to purchase or subscribe for any shares of equity securities (other than debt instruments) of the Borrower, including, without limitation, options, warrants, calls, subscriptions, rights, commitments or any other agreements of a similar character obligating the Borrower to issue any equity securities.

            (b) The definition of "Subordinated Debt" is hereby amended and restated in its entirety as follows:


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            "Subordinated Debt" means any indebtedness of the Borrower which (i)
            by its terms does not allow the payment of any principal unless and until the indebtedness under this Credit Agreement has been paid in full, (ii) if any security interest or other lien in any property of the Borrower is granted by the Borrower to secure such indebtedness, each such security interest or other lien is subordinated and junior in all respects to security interests and other liens on the same property securing the indebtedness hereunder, and (iii) each holder of any such indebtedness has executed and delivered to MOTOROLA a subordination agreement, substantially in the form of Exhibit I hereto.

      9. Section 5 of Exhibit D of the Credit Agreement, "Financial Restrictions and Covenants", is hereby amended in its entirety and shall read as follows:

            5) The Borrower shall maintain cash and Cash Equivalents that exceed Four Hundred Thousand Dollars ($400,000) as of December 31, 1996 and Two Hundred Thousand Dollars ($200,000) as of March 31, 1997 and that at all other times during the term of this Credit Agreement exceed One Hundred Twenty Thousand Dollars ($120,000).

      10. The Credit Agreement is hereby amended by adding the following new Sections 13 and 14:

            13.   Failure to Satisfy Certain Conditions.

      In the event that You (i) shall have failed to maintain any of the financial covenants and ratios required pursuant to this Credit Agreement, as amended, for any period prior to July 1, 1997, or (ii) between January 1, 1997 and July 1, 1997, shall have failed to raise net proceeds of not less than (x) $500,000 (excluding any amounts raised and used to cure EBITDA covenant breaches pursuant to Section 6.9 of the Standard Terms and Conditions) from the issuance of Equity Securities, (y) $700,000 (excluding any amounts raised and used to cure EBITDA covenant breaches pursuant to Section 6.9 of the Standard Terms and Conditions) from the issuance of Subordinated Debt, or (z) $700,000 (excluding any amounts raised and used to cure EBITDA covenant breaches pursuant to Section 6.9 of the Standard Terms and Conditions) from the issuance of a combination of Subordinated Debt and Equity Securities, You agree that:

      a. On or before July 8, 1997, in exchange for the then existing promissory note evidencing advances hereunder, You shall issue a $2,270,000.00 face amount promissory


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            note in substantially the form attached hereto as Exhibit J, duly executed on behalf of the Borrower.

      b. You shall issue warrants in substantially the form attached hereto as Exhibit K exercisable for shares of common stock of the Borrower in the amounts and on the dates set forth on Schedule K-1, which amounts are subject to adjustment as provided in Schedule K-1.

      c. On or before August 1, 1997, You shall retain a reputable brokerage company or sales agent (the "Sales Agent") reasonably acceptable to Motorola on terms and conditions reasonably acceptable to Motorola. The Borrower shall use its reasonable best efforts to arrange, and the Borrower shall authorize and direct the Sales Agent to assist the Borrower in arranging, for the sale of such portion or portions of the assets or equity of the Borrower on or before January 31, 1998, in a transaction or series of transactions that will result in MOTOROLA being paid in full all of the outstanding principal of each advance under this Credit Agreement, together with all accrued and unpaid interest and any other amounts due hereunder no later than January 31, 1998. MOTOROLA acknowledges that to the extent the consummation of any such transaction requires the approval of the Borrower's Board of Directors, this Agreement does not purport to and shall not be deemed to require any member of the Board of Directors to breach any fiduciary duty owed by such member to the Borrower or the stockholders of the Borrower. Failure to retain or maintain a Sales Agent or failure to diligently pursue the sale contemplated by this Section 13 shall constitute an Event of Default under this Credit Agreement. Borrower hereby authorizes MOTOROLA to discuss the prospects for any sale contemplated by this Section 13 directly with any Sales Agent retained by Borrower. Borrower shall provide MOTOROLA with copies of all contracts, notices, correspondence or other documents sent to or received from any Sales Agent (the "Sales Agent Documents"). In the case of any Sales Agent Documents sent to the Sales Agent by the Borrower, the Borrower shall send MOTOROLA a copy thereof at the same time that it sends any such Sales Agent Document to the Sales Agent. In the case of any Sales Agent Document received by the Borrower from the Sales Agent, the Borrower shall send MOTOROLA a copy thereof no later than the Business Day following the Borrower's receipt of any such Sales Agent Document.

            14.   Satisfaction of Certain Conditions.

      In the event that You (a) shall have maintained each of the financial covenants and ratios required pursuant to this


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      Credit Agreement (as amended) for each period prior to July 1, 1997, and
      (b) between January 1, 1997 and July 1, 1997, shall have raised net proceeds of not less than (x) $500,000 (excluding any amounts raised and used to cure EBITDA covenant breaches pursuant to Section 6.9 of the Standard Terms and Conditions) from the issuance of Equity Securities, (y) $700,000 (excluding any amounts raised and used to cure EBITDA covenant breaches pursuant to Section 6.9 of the Standard Terms and Conditions) from the issuance of Subordinated Debt, or (z) $700,000 (excluding any amounts raised and used to cure EBITDA covenant breaches pursuant to
      Section 6.9 of the Standard Terms and Conditions) from the issuance of a combination of Subordinated Debt and Equity Securities, the following shall occur:

            a. the advances under this Credit Agreement shall be reamortized in accordance with the following payment schedule:

                  Payment Date         Principal Amount(1)

                  July 1, 1997              $22,000
                  August 1, 1997            $22,000
                  September 1, 1997         $22,000
                  October 1, 1997           $22,000
                  November 1, 1997          $22,000
                  December 1, 1997          $22,000
                  January 1, 1998           $32,000
                  February 1, 1998          $32,000
                  March 1, 1998             $32,000
                  April 1, 1998             $32,000
                  May 1, 1998               $32,000
                  June 1, 1998              $32,000
                  July 1, 1998              $32,000

----------
      (1) Or, if less, such amount on any payment date as shall be sufficient to pay the then aggregate outstanding principal amount in full.


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                  August 1, 1998             $32,000
                  September 1, 1998          $32,000
                  October 1, 1998            $32,000
                  November 1, 1998           $32,000
                  December 1, 1998           $32,000
                  January 1, 1999            $37,000
                  February 1, 1999           $37,000
                  March 1, 1999              $37,000
                  April 1, 1999              $37,000
                  May 1, 1999                $37,000
                  June 1, 1999               $37,000
                  July 1, 1999               $37,000
                  August 1, 1999             $37,000
                  September 1, 1999          $37,000
                  October 1, 1999            $37,000
                  November 1, 1999           $37,000
                  December 1, 1999           $37,000
                  January 1, 2000            $42,000
                  February 1, 2000           $42,000
                  March 1, 2000              $42,000
                  April 1, 2000              $42,000
                  May 1, 2000                $42,000
                  June 1, 2000               $42,000
                  July 1, 2000               $42,000
                  August 1, 2000             $42,000
                  September 1, 2000          $42,000

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                  October 1, 2000            $42,000
                  November 1, 2000           $42,000
                  December 1, 2000           $42,000
                  January 1, 2001            $42,000
                  February 1, 2001           $42,000
                  March 1, 2001              $42,000
                  April 1, 2001              $42,000
                  May 1, 2001                $42,000
                  June 1, 2001               $42,000
                  July 1, 2001               $42,000
                  August 1, 2001             $42,000
                  September 1, 2001          $42,000
                  October 1, 2001            $42,000
                  November 1, 2001           $42,000
                  December 1, 2001           $42,000
                  January 1, 2002            $42,000
                  February 1, 2002           $42,000
                  March 1, 2002              $42,000
                  April 1, 2002              $42,000
                  May 1, 2002                $42,000
                  June 1, 2002               $42,000
                  July 1, 2002               $30,811

            b. On or before July 8, 1997, in exchange for the then existing promissory note evidencing advances hereunder, You shall issue a $2,270,000.00 face amount promissory note in substantially the form attached hereto as Exhibit L, duly executed on behalf of the Borrower.


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

            c. The financial covenants and ratios contained in Exhibit D of the Credit Agreement shall be amended as follows:

            Section 5 of Exhibit D of the Credit Agreement, "Financial Restrictions and Covenants", shall be amended, effective as of July 1, 1997, in its entirety and shall read as follows:

            5)    The Borrower shall maintain cash and Cash
                  Equivalents that at all times during the term of this Credit Agreement exceed Four Hundred Thousand Dollars ($400,000).

      11. Exhibit A, Standard Terms and Conditions, of the Credit Agreement is hereby amended by adding the following new Sections 4.1.6, 6.8 and 6.9:

            4.1.6 As soon as available but no later than 20 days after the end of each month, commencing on March 20, 1997, You will provide MOTOROLA with unaudited statements of earnings for the preceding month and a balance sheet as of the last day of the preceding month.

            6.8. Additional Remedy. In addition to all other rights and remedies of MOTOROLA hereunder or under any applicable law, the Borrower shall:

            (a) issue warrants in substantially the form attached hereto as Exhibit K exercisable for shares of common stock of the Borrower in the amounts and on the dates set forth on Schedule K-2, which amounts are subject to adjustment as provided in Schedule K-2;

            (b) within 30 days of Motorola sending You a notice of an Event of Default, You shall retain a reputable brokerage company or sales agent (the "Sales Agent") reasonably acceptable to Motorola on terms and conditions reasonably acceptable to Motorola;

            (c) the Borrower shall use its reasonable best efforts to arrange, and the Borrower shall authorize and direct the Sales Agent to assist the Borrower in arranging, for the sale of such portion or portions of the assets or equity of the Borrower on or before the day that is six months after the date on which Motorola sends the Borrower a notice of an Event of Default, in a transaction or series of transactions that will result in MOTOROLA being paid in full all of the outstanding principal of each advance under this Credit Agreement, together with all accrued and unpaid interest and any other amounts due hereunder no later than the day that is six months after the date


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            on which Motorola sends the Borrower a notice of an Event of
            Default; provided that MOTOROLA acknowledges that to the extent the consummation of any such transaction requires the approval of the Borrower's Board of Directors, this Agreement does not purport to and shall not be deemed to require any member of the Board of Directors to breach any fiduciary duty owed by such member to the Borrower or the stockholders of the Borrower; and

            (d) effective as of the date on which Motorola sends the Borrower a notice of an Event of Default, Borrower hereby authorizes MOTOROLA to discuss the prospects for any sale contemplated by this Section directly with any Sales Agent retained by Borrower; and

            (e) Borrower shall provide MOTOROLA with copies of all contracts, notices, correspondence or other documents sent to or received from any Sales Agent (the "Sales Agent Documents") as follows: (i) in the case of any Sales Agent Documents sent to the Sales Agent by the Borrower, the Borrower shall send MOTOROLA a copy thereof at the same time that it sends any such Sales Agent Document to the Sales Agent and (ii) in the case of any Sales Agent Document received by the Borrower from the Sales Agent, the Borrower shall send MOTOROLA a copy thereof no later than the Business Day following the Borrower's receipt of any such Sales Agent Document.

      6.9. Special Cure Right. Notwithstanding any other provision of this Credit Agreement, in the event Borrower breaches any EBITDA covenant, Borrower may cure such breach by causing a capital contribution to be made to Borrower in cash or by obtaining cash proceeds of Equity Securities or Subordinated Debt, in each case, within 10 days after Borrower receives notice from MOTOROLA of any such breach, in an amount equal to the amount of the additional revenue Borrower would have needed to have generated for the applicable period in order to have complied with such EBITDA covenant.

      12. The Borrower, in exchange for its existing promissory note evidencing advances hereunder, hereby issues a $2,270,000.00 face amount promissory note in substantially the form attached hereto as Annex A, duly executed on behalf of the Borrower.

      13. The Credit Agreement is hereby amended by adding Exhibits I, J, K and L, and Schedule A, Schedule K-1 and Schedule K-2 in the forms attached hereto.

      14. The Credit Agreement, the Standard Terms and Conditions, and the other Exhibits, as amended hereby, are in full force and


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effect, and constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms. The Borrower acknowledges that as of March 1, 1997 (but not including such date), it owes Motorola $1,466,544.43 in principal under the Credit Agreement and $14,204.84 in accrued and unpaid interest. No claims or defenses exist with respect to the Existing Default or otherwise with respect to the amounts owed to Motorola under the Credit Agreement, or with respect to the rights or remedies of Motorola under the Credit Agreement, or, to the extent that any such claim or defense may exist, You hereby irrevocably and unconditionally waive each and every such claim and defense.

      15. You have no claims of liability or rights of action against Motorola or Motorola's employees, agents and affiliates as of the date hereof and know of no basis for any such claim or right of action, including, without limitation, in connection with the sale by Motorola of any goods or services to the Borrower, the Credit, the Credit Agreement, the drawdown of the Credit, Motorola's administration of the Credit or otherwise arising out of Motorola's dealings with respect thereto or in connection therewith, or, to the extent any such claims or rights of action exist, whether known or unknown, You hereby irrevocably and unconditionally release Motorola and Motorola's employees, agents, and affiliates from any and all liability with respect thereto. All discussions and communications to date have been conducted in good faith and without undue influence by Motorola, and You hereby release Motorola and its employees from any and all lender liability and other claims which You may have against Motorola.

      16. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Illinois applicable to contracts made and performed therein, without reference to the conflicts of law principles thereof.

      17. Purchaser agrees to pay or reimburse Motorola $20,004.58 for all its costs and expenses incurred in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, this Agreement and any related documents.

      18. This Agreement may be executed in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.


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

      IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed and delivered by the proper and duly authorized officers of such party as of the day and year first above written.

                        PAGING PARTNERS CORPORATION

                        By: ____________________________
                            Name:
                            Title:

                        MOTOROLA, INC.

                        By: ____________________________
                            Name:
                            Title:


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